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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 12, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of WinStar Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of WinStar Communications, Inc. on Forms S-8 (Registration Nos. 33-87568; 33-98668; 333-47391; 333-31057 and 333-15073), Form
S-4 (Registration No. 333-40755) and Forms S-3 (Registration Nos. 33-95242; 333-6073; 333-6079 and 333-18465).

GRANT THORNTON LLP

New York, New York
March 31, 1998